Exhibit 99.7

THE BOARD OF GOVERNORS

OF THE FEDERAL RESERVE SYSTEM

Washington, D.C. 20551

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

SUFFOLKFIRST BANK

(Exact name of registrant as specified in its charter)

Virginia	n/a	04-3607546
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

3535 Bridge Road P. O. Box 1340 Suffolk, Virginia	23439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 934-8200

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 20, 2007, SuffolkFirst Bank (the Bank) approved Loan Officer Incentive Plan of which Mr. Stanley, Jr. and Mr. Hawkins are included. Description of the plan as followings:

•	The officer must be employed on December 31st of each year to be eligible for payment of any bonus earned.

•	Incentive Bonus – Officer will be paid $1,500 per each $1 million in average loans produced in excess of the previous year’s average loans.

•	Minimum Requirement – Officer’s portfolio must reach a minimum of $8 million in average outstanding loans before he/she is eligible for the Incentive Bonus.

•	The Bank’s minimum after tax earnings must reach 75% of budget before Bonus is paid.

Exhibit 99.6 to this report and is incorporated herein by reference.

On March 20, 2008, Mr. Stanley, Jr. salary was increased from $116,000 annually to $135,000 annually to be effective April 1, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUFFOLKFIRST BANK (Registrant)

By:	/s/ Robert E. Clary
Robert E. Clary, CPA Chief Financial Officer

Date: March 26, 2008

EXHIBIT INDEX

Exhibit

99.6	Loan Officer Incentive Bonus Plan Summary

Exhibit 99.6

Loan Officer Incentive Bonus Plan Summary

1.	The officer must be employed on December 31st of each year to be eligible for payment of any bonus earned.

•	Officers eligible for bonus are listed below:

•	James R. A. Stanley, Jr. - Executive VP & Chief Credit Officer

•	Keith B. Hawkins – Executive VP and Commercial Loan Officer

•	J. Frank Taylor – Vice President

•	John T. Mounie – Assistant Vice President

•	Suzanne C. Galbreath – Branch Manager

•	Certain standards apply to the satisfactory performance of the officers loan portfolio.

2.	Incentive Bonus – Officer will be paid $1,500 per each $1 million in average loans produced in excess of the previous year’s average loans.

3.	Minimum Requirement – Officer’s portfolio must reach a minimum of $8 million in average outstanding loans before he/she is eligible for the Incentive Bonus.

4.	The Bank’s minimum after tax earnings must reach 75% of budget before Bonus is paid.